Exhibit 10.1

WAIVER AGREEMENT

WAIVER AGREEMENT (this "Agreement"), dated as of November 19, 2020 by and among Timber Pharmaceuticals, Inc., a Delaware corporation, with headquarters at 50 Tice Blvd., Suite A26, Woodcliff Lake, NJ 07677), which was renamed "Timber Pharmaceuticals, Inc." pursuant to the Merger Agreement (as defined below) (the "Company"), and the investor(s) listed on Schedule I attached hereto (collectively, the "Holder"). Capitalized terms used herein and not otherwise defined herein shall have the respective meanings set forth in the Securities Purchase Agreement, the Registration Rights Agreement, the Series A Warrants and/or the Series B Warrants (each as defined below), as applicable.

WHEREAS:

A.           In connection with the Securities Purchase Agreement (as amended, the "Securities Purchase Agreement") by and among Timber Pharmaceuticals LLC, a Delaware limited liability company ("Timber Private Company"), the Company, the Holder and the other investors listed on the signature pages attached thereto (the "Other Holders") dated as of March 27, 2020, (x) Timber Private Company issued to the Holder and the Other Holders common units of Timber Private Company and (y) the Company issued to the Holder and the Other Holders Series A Warrants and Series B Warrants (each, as hereinafter defined) (collectively, the "Warrants") which are exercisable to purchase shares (as exercised, collectively, the "Warrant Shares") of the common stock, par value $0.001 per share, of the Company (the "Common Stock") in accordance with the terms of the Warrants.

B.            The Warrants contain certain reset provisions that may increase the number of Warrant Shares issuable pursuant to the Warrants. Pursuant to this Agreement, the Holder wishes to waive these reset provisions, such that the Warrants become exercisable for a fixed number of Warrant Shares calculated in accordance with the reset terms of the Warrants determined as if the Effective Date (as defined below) is a "Reset Date".

C.            The Series A Warrants contain certain adjustment and other provisions that may lead to the Series A Warrants being treated as liabilities for accounting purposes, although it was desired by the Company and the Holder when entering into the Securities Purchase Agreement that the Series A Warrants be treated as equity for accounting purposes. Pursuant to this Agreement, the Holder wishes to waive these provisions.

D.           The Company and the Holder also are parties to that certain Amended and Restated Registration Rights Agreement, dated as of July 17, 2020 (the "RRA") and have determined to exercise certain rights under the RRA as set forth herein.

E.            The waivers and other provisions of this Agreement shall be effective (the “Effective Date”) upon receipt by the Company of (i) this Agreement duly executed and delivered by the Company and the Holder and (ii) Other Waiver Agreements (as defined below) duly executed and delivered by the Company and certain Other Holders, which together with the Holder represent the Required Holders (as defined in the Warrants and the RRA).

NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Holder hereby agree as follows:

1.             Definitions.

As used in this Agreement, the following terms shall have the following meanings:

(a)               "Bridge Warrants" shall have the meaning set forth in the RRA.

(b)               "Bridge Warrant Shares" shall have the meaning set forth in the RRA.

(c)               "register," "registered," and "registration" refer to a registration effected by preparing and filing one or more Registration Statements (as defined below) in compliance with the 1933 Act and pursuant to Rule 415, and the declaration or ordering of effectiveness of such Registration Statement(s) by the SEC.

(d)               "Registrable Securities" means, in each case, as of the applicable time of determination, (i) the Bridge Warrant Shares then issued or issuable upon exercise of the Bridge Warrants, (ii) the Series A Warrant Shares then issued or issuable upon exercise of the Series A Warrants, (iii) the Series B Warrant Shares then issued or issuable upon exercise of the Series B Warrants and (iv) any capital stock of the Company then issued or issuable with respect to the Bridge Warrant Shares, the Bridge Warrants, the Series A Warrant Shares, the Series A Warrants, the Series B Warrant Shares or the Series B Warrants, in each case, as a result of any stock split, stock dividend, recapitalization, exchange or similar event or otherwise, without regard to any limitations on the exercise of the Bridge Warrants, the Series A Warrants and/or the Series B Warrants.

(e)               "Registration Statement" means a registration statement or registration statements of the Company filed under the 1933 Act covering the resale of Registrable Securities.

(f)                "Required Registration Amount" means the maximum number of shares of Common Stock issued and then issuable upon exercise of the Bridge Warrants, the Series A Warrants and the Series B Warrants as of the date of the filing of the Registration Statement without giving effect to any limitation on exercise set forth therein.

(g)               "Rule 415" means Rule 415 promulgated under the 1933 Act or any successor rule providing for offering securities on a continuous or delayed basis.

(h)               "SEC" means the United States Securities and Exchange Commission.

(i)                 "Series A Warrants" shall have the meaning set forth in the Securities Purchase Agreement.

(j)                 "Series A Warrant Shares" shall have the meaning set forth in the Securities Purchase Agreement.

(k)               "Series B Warrants" shall have the meaning set forth in the Securities Purchase Agreement.

(l)                 "Series B Warrant Shares" shall have the meaning set forth in the Securities Purchase Agreement.

2.                  Waivers with respect to Resets and Price and Share Adjustments.

(a)               The Series B Warrant defines the "Reset Price" as the arithmetic average of the five (5) lowest Weighted Average Prices (as defined in the Warrants) of the Common Stock during the applicable "Reset Period" (as defined in the Series B Warrants) immediately preceding the applicable "Reset Date" (as defined in the Warrants), subject to a "Reset Floor Price" (as defined in the Series B Warrants) of $0.8056. The Series A Warrant defines the "Reset Price" as the lower of (i) the Exercise Price (as defined in the Series A Warrants) then in effect and (ii) 125% of the applicable Reset Price (as defined in the Series B Warrants) as of the related Reset Date (as defined in the Series B Warrants).

(b)               As of the Effective Date, the Holder hereby waives the occurrence of an "End Reset Measuring Date"(as defined in the Series B Warrants) as a pre-requisite for the occurrence of a "Reset Date" (as defined in the Warrants) and elects to waive all Reset Dates under the Warrants other than the first Interim Reset Date that would have occurred under the Warrants, which the Holder elects to advance to the Effective Date. Accordingly, the Effective Date shall be deemed a Reset Date with respect to the Warrants outstanding as of the Effective Date, the applicable Reset Period shall be the nine (9) Trading Day period ending on the Effective Date, and the applicable Reset Price shall be the arithmetic average of the five (5) lowest Weighted Average Prices of the Common Stock during the applicable Reset Period (but not less than the Reset Floor Price), accordingly, the applicable Reset Price shall be $0.9292, which shall result in the Holder's Series B Warrant to be exercisable for the number of Series B Warrant Shares (without regard to any limitations on the exercise of the Series B warrants) set forth opposite the Holder's name in column (3) of Schedule I attached hereto (which number shall be subject to adjustment pursuant to Section 2 (other than Section 2(d)) of the Series B Warrant as amended hereby occurring after the Effective Date).

(c)               The parties further agree that, as of the Effective Date, (i) the Exercise Price (as defined in the Series A Warrants) shall be equal to $1.16 (which price shall be subject to adjustment pursuant to Section 2 (other than Section 2(d)) of the Series A Warrant as amended hereby occurring after the Effective Date) and (ii) the number of Series A Warrant Shares issuable under the Series A Warrants (without regard to any limitations on the exercise of the Series A Warrants) shall be appropriately adjusted in accordance with Section 2(d) of the Series A Warrants based on the Reset Price set forth in Section 2(b) hereof, as set forth opposite the Holder's name in column (4) of Schedule I attached hereto (which number shall be subject to adjustment pursuant to Section 2 (other than Section 2(d)) of the Series A Warrant as amended hereby occurring after the Effective Date).

(d)               For the avoidance of doubt, the Holder hereby agrees that, (i) as of the Effective Date, except as expressly set forth herein, no further "Reset Date" shall occur under the Warrants and, accordingly, the number of Warrant Shares issuable upon exercise of the Warrants shall no longer increase as a result of a "Reset Date" and (ii) the Exercise Price of the Series B Warrant shall remain at $0.001 (which price shall be subject to adjustment pursuant to Section 2 of the Series B Warrant as amended hereby occurring after the Effective Date).

3.             Waiver of Restrictions on Financing.

(a)               As of the close of business on April 30, 2021, the restrictions set forth in Section 5(n) of the Securities Purchase Agreement shall terminate and have no further force or effect.

(b)               By reason of the waiver set forth in clause (i) of this Section 3, the definition of Reservation Date in the Warrants shall be deemed to be April 30, 2021.

4.            Extension of Leak Out Provisions. The Holder is currently a party to a Leak-Out Agreement dated as of May 18, 2020, pursuant to which it has agreed to limit the number of shares of Common Stock it can sell until the end of the Restricted Period (as defined in each Leak-Out Agreement).  Notwithstanding the waiver of the Reset Dates set forth above, the Holder hereby agrees to extend the date of the Restricted Period such that it will not expire (and the Holder will remain subject to the sales limitations set forth in the Leak-Out Agreements), until the earliest of (i) the date 120 days after the initial effectiveness of the first Registration Statement filed by the Company with respect to the Registrable Securities, (ii) the date on which an aggregate of at least 50,000,000 shares of Common Stock (which number shall be adjusted proportionately as a result of any stock split, stock dividend, recapitalization, exchange or similar event relating to the Common Stock occurring after the Effective Date) have been sold as reported by Bloomberg commencing with sales on the first day after the initial effective date of the Registration Statement registering Registrable Securities for resale and (iii) April 9, 2021.

5.             Elimination of Derivative Liability.

(a)               The Holder further agrees, (i) to waive the provisions of Section 2(a) of the Series A Warrant with respect to any Excluded Transaction (as defined below) and (ii) to delete the phrase “the greater of 100% and” from clause (ii) of the defined term "Black Scholes Value" set forth in Section 18(i) of the Series A Warrant, so that such clause (ii) shall read as follows: "an expected volatility equal to the 100 day volatility obtained from the HVT function on Bloomberg as of the Trading Day immediately following the public announcement of the applicable Fundamental Transaction, or, if such Fundamental Transaction is not publicly announced, the date such Fundamental Transaction has occurred or is consummated".

(b)               For the avoidance of doubt, any issuance of Warrant Shares (as defined in the Series A Warrants) shall continue to be deemed Excluded Securities (as defined in the Series A Warrants); provided, that the terms of Warrants are not further amended, modified or changed on or after the Effective Date.

(c)               Further, the Company agrees, from and after the Effective Date and through the date that no Series A Warrants remain outstanding, inclusive, not to enter into, allow or be a party to any Excluded Transaction.

(d)               As used herein, "Excluded Transaction" means (x) any Dilutive Issuance other than a Dilutive Issuance that involves the closing or settlement of a bona fide financing transaction or other issuance of securities for cash and (y) any Dilutive Issuance that involves the issuance of securities for services or other non-cash consideration.

6.             Exercise of Demand Registration.

(a)               The Holder hereby exercises its existing demand registration rights pursuant to and in accordance with Section 2 of the RRA with respect to the portion of the Required Registration Amount of Registrable Securities set forth opposite the Holder's name in column (5) of Schedule I attached hereto, with the Effective Date being deemed a Demand Request Date (as defined in the RRA). The Company and the Holder hereby acknowledge and agree that the Required Registration Amount of Registrable Securities that is not currently being contemplated to be registered with respect to the Holder is the amount of shares of Common Stock set forth opposite the Holder's name in column (6) of Schedule I attached hereto, which remains subject to demand registration rights as set forth in Section 6(d).

(b)               If the staff of the SEC (the "Staff") or the SEC seeks to characterize any offering pursuant to a Registration Statement filed pursuant to this Agreement as constituting an offering of securities that does not permit such Registration Statement to become effective and be used for resales by the Holder and the Other Holders Agreement under Rule 415 at then-prevailing market prices (and not fixed prices), or if after the filing of the Registration Statement with the SEC pursuant to Section 6(a), the Company is otherwise required by the Staff or the SEC to reduce the number of Registrable Securities included in such Registration Statement, then the Company shall reduce the number of Registrable Securities to be included in such Registration Statement until such time and until an amount is reached so that the Staff and the SEC shall permit such Registration Statement to become effective and be used as contemplated in this Agreement; provided, however, that the Company shall use diligent efforts to advocate with the Staff or the SEC for the registration of all of the Registrable Securities for resales by the Holder and the Other Holders under Rule 415 at then-prevailing market prices. For the purpose of determining the reduction of Registrable Securities, in order to determine any applicable Required Registration Amount, unless the Holder gives written notice to the Company to the contrary with respect to the allocation of the reduction of the Registrable Securities being registered for resale by the Holder, first, the Holder's Bridge Warrant Shares shall be excluded until all of the Holder's Bridge Warrant Shares have been excluded, second, the Holder's Series A Warrant Shares shall be excluded until all of the Holder's Series A Warrant Shares have been excluded and, third, the Holder's Series B Warrant Shares shall be excluded on until all of the Holder's Series B Warrant Shares have been excluded. For the avoidance of doubt, the initial number of Registrable Securities included in any Registration Statement and any increase or decrease in the number of Registrable Securities included therein shall be allocated pro rata among the Holder and the Other Holders (collectively, the “Investors”) based on the number of Registrable Securities held by each Investor at the time the Registration Statement covering such initial number of Registrable Securities or increase or decrease thereof is declared effective by the SEC.

(c)               In the event of any reduction in Registrable Securities pursuant to paragraph 6(b), upon the request of the Required Holders (as defined in the RRA), if the Holder still holds Registrable Securities, during the Registration Period (as defined in RRA), the Company thereafter shall file one new Registration Statement with the SEC to register the maximum number of Registrable Securities for resale that have not previously been included in a Registration Statement that has been declared effective as shall be permitted by the Staff or the SEC. Notwithstanding any provision herein or in the RRA to the contrary, the Company's obligations to register Registrable Securities (and any related conditions to the Holder's obligations) shall be qualified and limited as necessary to comport with any requirement of the SEC or the Staff as addressed in Section 6(b).

(d)               Notwithstanding anything in the RRA to the contrary, the Company hereby acknowledges and agrees to grant the Holder an additional two (2) demand registrations with respect to the Required Registration Amount of Registrable Securities set forth opposite the Holder's name in column (6) of Schedule I attached hereto, which each will have the same terms and conditions as set forth in Section 2(a) of the RRA, as amended by this Agreement, including, for the avoidance of doubt, the requirement that any request for a demand Registration Statement be from the Required Holders (as defined in the RRA), provided that no request for a demand registration shall be made prior to the expiration of 90 days after a Demand Effective Date (as defined in the RRA).

(e)               The Company hereby acknowledges and agrees that the Demand Filing Deadline set forth in Section 1(f) of the RRA shall be amended and restated as of the Effective Date, as follows:

""Demand Filing Deadline" means the date which is ten (10) Trading Days after the Demand Request Date; provided, that with respect to a registration statement on Form S-1 filed pursuant to Section 2(f), such date shall be fifteen (15) Trading Days after the Demand Request Date."

(f)                Notwithstanding anything to the contrary contained herein or in any of the Transaction Documents, if the Company or its transfer agent requires any legal opinion with respect to the sale of any Registrable Securities pursuant to Rule 144 or the Holder requests such a legal opinion, the Company agrees to cause at its expense its legal counsel to issue any such legal opinion.

7.                  Representations and Warranties; Holding Period; Disclosure.

(a)               The Holder represents and warrants to the Company, and the Company represents and warrants to the Holder as of the date hereof that: Such Person is an entity duly organized and validly existing under the laws of the jurisdiction of its formation, has the requisite power and authority to execute and deliver this Agreement and to carry out and perform all of its obligations under the terms of this Agreement. This Agreement has been duly executed and delivered on behalf of such Person, and this Agreement constitutes the valid and legally binding obligation of such Person enforceable against such Person in accordance with its terms, except as such enforceability may be limited by general principles of equity or to applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors' rights and remedies; The execution, delivery and performance by such Person of this Agreement and the consummation by such Person of the transactions contemplated hereby will not (i) result in a violation of the organizational documents of such Person, (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which such Person is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws) applicable to such Person, except in the case of clause (ii) and (iii) above, for such conflicts, defaults, rights or violations which would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of such Person to perform its obligations hereunder.

(b)               The Company hereby acknowledges and agrees that the holding period for the Warrants and Bridge Warrants for purposes of Rule 144(d), commenced on June 2, 2020 and, accordingly, the Warrant Shares and the Bridge Warrant Shares may, as of December 2, 2020, be sold pursuant to Rule 144 upon cashless exercise of the Warrants and Bridge Warrants, respectively, subject to the requirement for the Company to be in compliance with Rule 144(c)(1). The Company shall cause its counsel to issue a legal opinion to the Company's transfer agent promptly if required by the Company's transfer agent to effect the removal of the legend from the Warrant Shares and the Bridge Warrant Shares from and after December 2, 2020 in accordance with Section 2(g) of the Securities Purchase Agreement.

(c)               The Company hereby agrees to publicly disclose on or before 8:30 a.m., New York City time, on the first (1st) Business Day following the Effective Date, on a Current Report on Form 8-K (and attaching the form of this Agreement as an exhibit to such filing (including all attachments), the “8-K Filing”), the transactions as contemplated by this Agreement in accordance with applicable laws, rules and regulations. Immediately following the filing of the 8-K Filing, the Holder shall not be in possession of any material, nonpublic information received from the Company, any of its Subsidiaries or any of its respective officers, directors, affiliates, employees or agents, that is not disclosed in the 8-K Filing. In addition, effective upon the filing of the 8-K Filing, the Company acknowledges and agrees that any and all confidentiality or similar obligations under any agreement, whether written or oral, between the Company, any of its Subsidiaries or any of their respective officers, directors, affiliates, employees or agents, on the one hand, and the Holder or any of its affiliates, on the other hand, shall terminate and be of no further force or effect. The Company understands and confirms that the Holder and its affiliates will rely on the foregoing representations in effecting transactions in securities of the Company. The Company shall not disclose the name of the Holder or any of its affiliates in the 8-K Filing or in any other filing, announcement, release or otherwise without the prior written consent of the Holder.

8.             Assignment of Warrants.

(a)               The Buyers shall not sell, assign or transfer any of the Series A Warrants or Series B Warrants without providing the buyer, assignee or transferee of such Series A Warrants or Series B Warrants being sold, assigned or transferred with a copy of this Agreement and making such transaction expressly subject to the terms of this Agreement.

9.             Amendment.

Provisions of this Agreement may be amended and the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively; provided, that no retroactive amendment or waiver shall have the effect of reducing the number of Warrant Shares issuable upon exercise of the Warrants by an amount greater than the number of Warrant Shares issuable upon exercise of the Warrants, as applicable, as of the date of such retroactive amendment), only with the written consent of the Company and the Required Holders (as defined in the Warrants and the RRA). Any amendment or waiver effected in accordance with this Section 7 shall be binding upon the Holder, the Other Holders and the Company. No such amendment shall be effective to the extent that it applies to less than all of the holders of the Warrants and Bridge Warrants. No consideration shall be offered or paid to any Person to amend or consent to a waiver or modification of any provision of this Agreement unless the same consideration (other than the reimbursement of legal fees) also is offered to all the holders of the Warrants and Bridge Warrants.

10.           Miscellaneous.

(a)               Each party to this Agreement shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement.

(b)               The provisions of this Agreement shall be effective, and shall only be effective, upon receipt by the Company of (i) this Agreement duly executed and delivered by the Company and the Holder and (ii) agreements (the "Other Waiver Agreements") substantially identical in form and substance to this Agreement duly executed and delivered by the Company and certain Other Holders, which together with the Holder represent the Required Holders (as defined in the Warrants and the RRA).

(c)               Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered: (i) upon receipt, when delivered personally; (ii) upon delivery, when sent by facsimile (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party), (iii) upon delivery, when sent by electronic mail (provided that the sending party does not receive an automated rejection notice); or (iv) one Business Day after deposit with a nationally recognized overnight delivery service, in each case properly addressed to the party to receive the same. The addresses, facsimile numbers and e-mail addresses for such communications shall be:

If to the Company:

Timber Pharmaceuticals, Inc.
50 Tice Blvd., Suite A26
Woodcliff Lake, NJ 07677
Telephone:	973-314-9577
Attention:	Joseph Lucchese, Chief Financial Officer
E-mail:	jlucchese@timberpharma.com

With a copy (for informational purposes only) to:

Lowenstein Sandler LLP
1251 Avenue of the Americas
New York, New York 10020
Telephone:	(973) 597-2476
Facsimile:	(973) 597-2477
Attention:	Steven M. Skolnick, Esq.
E-mail:	sskolnick@lowenstein.com

If to Legal Counsel:

Schulte Roth & Zabel LLP
919 Third Avenue
New York, New York 10022
Telephone:	(212) 756-2000
Facsimile:	(212) 593-5955
Attention:	Eleazer Klein, Esq.
Email:	eleazer.klein@srz.com

If to the Holder, to its address, facsimile number or email address set forth on Schedule I attached hereto, with copies to the Holder's representatives as set forth on Schedule I attached hereto, or to such other address, facsimile number and/or email address to the attention of such other Person as the recipient party has specified by written notice given to each other party five (5) days prior to the effectiveness of such change. Written confirmation of receipt (A) given by the recipient of such notice, consent, waiver or other communication, (B) mechanically or electronically generated by the sender's facsimile machine or e-mail transmission containing the time, date, recipient facsimile number or e-mail address and an image of the first page of such transmission or (C) provided by a courier or overnight courier service shall be rebuttable evidence of personal service, receipt by facsimile or receipt from a nationally recognized overnight delivery service in accordance with clause (i), (ii) or (iii) above, respectively.

(d)               Failure of any party to exercise any right or remedy under this Agreement or otherwise, or delay by a party in exercising such right or remedy, shall not operate as a waiver thereof.

(e)               All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in The City of New York, Borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION HEREWITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

(f)                If any provision of this Agreement is prohibited by law or otherwise determined to be invalid or unenforceable by a court of competent jurisdiction, the provision that would otherwise be prohibited, invalid or unenforceable shall be deemed amended to apply to the broadest extent that it would be valid and enforceable, and the invalidity or unenforceability of such provision shall not affect the validity of the remaining provisions of this Agreement so long as this Agreement as so modified continues to express, without material change, the original intentions of the parties as to the subject matter hereof and the prohibited nature, invalidity or unenforceability of the provision(s) in question does not substantially impair the respective expectations or reciprocal obligations of the parties or the practical realization of the benefits that would otherwise be conferred upon the parties. The parties will endeavor in good faith negotiations to replace the prohibited, invalid or unenforceable provision(s) with a valid provision(s), the effect of which comes as close as possible to that of the prohibited, invalid or unenforceable provision(s).

(g)               This Agreement, the other Transaction Documents (as defined in the Securities Purchase Agreement) and the instruments referenced herein and therein constitute the entire agreement among the parties hereto with respect to the subject matter hereof and thereof. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein and therein. This Agreement, the other Transaction Documents and the instruments referenced herein and therein supersede all prior agreements and understandings among the parties hereto with respect to the subject matter hereof and thereof.

(h)               Subject to the requirements of Section 7, this Agreement shall inure to the benefit of and be binding upon the permitted successors and assigns of each of the parties hereto.

(i)                 The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

(j)                 This Agreement may be executed in identical counterparts, each of which shall be deemed an original but all of which shall constitute one and the same agreement. This Agreement, once executed by a party, may be delivered to the other party hereto by facsimile transmission or electronic mail of a copy of this Agreement bearing the signature of the party so delivering this Agreement.

(k)               Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as any other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

(l)                 The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent and no rules of strict construction will be applied against any party.

(m)             This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

(n)               The obligations of the Holder under this Agreement are several and not joint with the obligations of any of the Other Holders under any Other Waiver Agreement, and the Holder shall not be responsible in any way for the performance of the obligations of any Other Holder under any Other Waiver Agreement. Nothing contained herein or in any Other Waiver Agreement, and no action taken by the Holder pursuant hereto or any Other Holder pursuant to thereto, shall be deemed to constitute the Holder and the Other Holders as, and the Company acknowledges that the Holder and the Other Holders do not so constitute, a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Holder and the Other Holders are in any way acting in concert or as a group, and the Company shall not assert any such claim with respect to such obligations or the transactions contemplated by this Agreement or any Other Waiver Agreement and the Company acknowledges that the Holder and the Other Holders are not acting in concert or as a group with respect to such obligations or the transactions contemplated by this Agreement and any Other Waiver Agreement. The Company acknowledges and the Holder confirms that it has independently participated in the negotiation of the transaction contemplated hereby with the advice of its own counsel and advisors. The Holder shall be entitled to independently protect and enforce its rights, including, without limitation, the rights arising out of this Agreement, and it shall not be necessary for any Other Holder to be joined as an additional party in any proceeding for such purpose.

* * * * * *

[Signature Page Follows]

IN WITNESS WHEREOF, the Holder and the Company have caused their respective signature page to this Amended and Restated Registration Rights Agreement to be duly executed as of the date first written above.

COMPANY:

TIMBER PHARMACEUTICALS, inC.

By:
Name:
Title:

[Signature Page to Waiver Agreement]

IN WITNESS WHEREOF, the Holder and the Company have caused their respective signature page to this Waiver Agreement to be duly executed as of the date first written above.

HOLDER:

By:
Name:
Title:

[Signature Page to Waiver Agreement]

SCHEDULE I

(1)	(2)	(3)	(4)	(5)	(6)	(7)
Holder	Address and Facsimile Number	Number of Series B Warrant Shares	Number of Series A Warrant Shares	Required Registration Amount Being Registered in First Demand Registration Statement	Balance of Required Registration Amount to be Registered in future Demand Registration Statements	Legal Representative's Address and Facsimile Number

Annex I-1